UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(AMENDMENT NO. 1)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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First Connecticut Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE

First Connecticut Bancorp, Inc. (the “Company”) previously filed with the Securities and Exchange Commission a definitive proxy statement dated June 6, 2012 (the “Proxy Statement”) with respect to the Company’s Annual Meeting of Stockholders to be held on Wednesday, July 11, 2012. After filing the Proxy Statement, an error was discovered in the number of shares permitted to be granted within any fiscal year in the form of restricted stock and performance awards under the Company’s 2012 Stock Incentive Plan to be approved by stockholders attached as Appendix A to the Proxy Statement (the “Plan”).  Section 5.5(b)(ii) of the Plan incorrectly specified that no employee may be granted within any fiscal year of the Company one or more Restricted Stock Awards (as such term is defined in the Plan), which in the aggregate are for more than two percent (2%) of the aggregate number of shares of stock authorized for issuance as Restricted Stock Awards under the Plan.  Similarly, Section 5.5(c) of the Plan incorrectly specified that no employee may be granted Performance Shares (as such term is defined in the Plan) which could result in such employee receiving more than two percent (2%) of the aggregate number of shares of stock authorized for issuance under the Plan.

This Amendment No. 1 to the Proxy Statement, corrects those limits to specify as originally intended that no employee may be granted within any fiscal year of the Company one or more Restricted Stock Awards, which in the aggregate are for more than twenty-five percent (25%) of the aggregate number of shares of stock authorized for issuance as Restricted Stock Awards under the Plan and that no employee may be granted Performance Shares which could result in such employee receiving more than twenty-five percent (25%) of the aggregate number of shares of stock authorized for issuance under the Plan.  The twenty-five percent (25%) threshold conforms to the limits on the number of stock options and stock appreciation rights that are permitted to be awarded to employees under the Plan.  The pages below supplement and restate page 34 of the Proxy Statement and page A-9 of Appendix A of the Proxy Statement to correct the limitations set forth in Sections 5.5(b)(ii) and 5.5(c) of the Plan as stated above.

Subject to the terms of the Incentive Plan, the Committee interprets the Incentive Plan and all related award agreements and is authorized to make all decisions relating to the operation of the Incentive Plan. The Committee also determines the participants to whom Awards will be granted and the type, number, vesting requirements and other features and conditions of such Awards. The Committee’s determinations under the Incentive Plan will be final and binding on all persons, provided that the entire Board makes those decisions with respect to Awards to non-employee directors.

           Participants. All officers, employees and directors of the Company, its subsidiaries and any parent corporation of the Company are eligible to receive Awards under the Incentive Plan. Awards under the Incentive Plan other than ISOs may be granted to employees, directors and consultants of the Company and its subsidiaries. ISOs may be granted only to employees who, as of the time of the grant, are employees of the Company or its subsidiaries. The Committee will base its selection of award recipients, and its determination of the number of options, shares or units to be covered by each award on the nature of the participant’s duties and present and potential contributions to the Company’s success, and other factors the Committee deems relevant. The actual number of individuals who will receive an award cannot be determined in advance because the Committee has discretion to select the participants and has not made any decisions regarding the allocation of awards under the Incentive Plan.

           Number of Shares of Common Stock Available. The Company has reserved 2,503,228 shares of common stock for issuance under the Incentive Plan. Shares of common stock to be issued under the Incentive Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Any shares subject to an Award which expires, terminates or is forfeited will again be available for issuance under the Incentive Plan.

          The Incentive Plan imposes limitations on the issuance of certain Awards under the Incentive Plan, including:

●	the maximum number of shares which may be used for grants of Stock Awards and Performance Awards is 715,208 (the “Stock Limit”);

●	the maximum number of shares which may be used for grants of ISOs, NQSOs and SARs is 1,788,020 (the “Option Limit”);

●
the maximum number of shares with respect to which any one employee may be granted ISOs, NQSOs and SARs in any one calendar year or in the aggregate while the Incentive Plan is in effect is 25% of the Option Limit;

●
the maximum number of shares with respect to which any one employee may be granted Stock Awards and Performance Awards in any one calendar year or in the aggregate while the Incentive Plan is in effect is 25% of the Stock Limit;

●
the maximum number of shares with respect to which any one director who is not an employee may be granted NQSOs and SARs in any one calendar year or in the aggregate while the Incentive Plan is in effect is 5% of the Option Limit and such directors in the aggregate may not be awarded more than 30% of the Option Limit in any one calendar year or in the aggregate while the Incentive Plan is in effect; and

●
the maximum number of shares with respect to which any one director who is not an employee may be granted Stock Awards and Performance Awards in any one calendar year or in the aggregate while the Incentive Plan is in effect is 5% of the Stock Limit and such directors in the aggregate may not be awarded more than 30% of the Stock Limit in any one calendar year or in the aggregate while the Incentive Plan is in effect.

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5.3 Persons Eligible for Other Awards. Awards other than Incentive Stock Options may be granted only to Employees and Directors. For purposes of the foregoing sentence, the terms “Employees” and “Directors” shall include prospective Employees and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Companies; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service as an Employee or Director.

5.4 Successive Awards and Substitute Awards. An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

5.5 Award Limits.

          (a) Aggregate Limits.

                    (i) Restricted Stock. Subject to adjustment as provided in Section 15, in no event shall more than 715,208 shares of Stock be issued pursuant to the exercise or settlement of Restricted Stock Awards.

                    (ii) Options and SARs. Subject to adjustment as provided in Section 15, in no event shall more than 1,788,020 shares of Stock be issued pursuant to the exercise of Options or SARs.

          (b) Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

                    (i) Options and SARs. Subject to adjustment as provided in Section 15, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs (as defined in Section 8.1) which in the aggregate are for more than or 447,005 (i.e., twenty-five percent (25%) of the aggregate number of shares of Stock authorized for issuance as Options and SARs under the Plan). An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

                    (ii) Other Awards. Subject to adjustment as provided in Section 15, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards, subject to Vesting Conditions, which in the aggregate are for more than 178,802 (i.e., twenty-five percent (25%) of the aggregate number of shares of Stock authorized for issuance as Restricted Stock under the Plan).

          (c) Performance Awards. Subject to adjustment as provided in Section 15, no Employee shall be granted (a) Performance Shares which could result in such Employee receiving more than twenty-five percent (25%) of the aggregate number of shares of Stock authorized for issuance under the Plan for each full fiscal year of the Company contained in the Performance Period for such Award, or (b) Performance Units which could result in such Employee receiving more than One Million Dollars ($1,000,000) with respect to such Performance Units for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

          (d) Other Limits.

                    (i) Subject to adjustment as provided in Section 15, no individual shall be granted Awards under this Plan which in the aggregate are for more than 625,807 shares (i.e., twenty-five (25%) of the aggregate number of shares of Stock authorized for issuance under the Plan).

                    (ii) The maximum number of shares of Stock with respect to which any one Director who is not also an Employee of the Company or its Affiliates may be granted Options or SARs in any one calendar year or in the aggregate while this Plan is in effect shall be 89,401 (i.e., five percent (5%) of the aggregate number of shares of Stock authorized for issuance as Options and SARs under the Plan), and the maximum number of shares of Stock with respect to which any one Director who is not also an Employee of the Company or its Affiliates may be granted Restricted Stock in any one calendar year or in the aggregate while this Plan is in effect shall be 35,760 (i.e., five percent (5%) of the aggregate number of shares of Stock authorized for issuance as Restricted Stock under the Plan), and the Directors in the aggregate may not be awarded more than 750,968 (i.e., thirty percent (30%) of the aggregate number of shares of Stock authorized for issuance under the Plan) in any one calendar year or in the aggregate while this Plan is in effect.

A-9

IMPORTANT INFORMATION

The Company filed a definitive proxy statement in connection with its 2012 annual meeting of stockholders with the Securities and Exchange Commission (the “SEC”) on June 6, 2012. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION. Stockholders are able to obtain additional copies of the Company’s definitive proxy statement and any other documents filed by the Company with the SEC for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the Company’s definitive proxy statement are also available for free or by writing to Investor Relations Officer, First Connecticut Bancorp, Inc., One Farm Glen Boulevard, Farmington, Connecticut 06032.